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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
       --------------------------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                                event reported):
                                  July 19, 2007


                             HEARTLAND EXPRESS, INC.
             (Exact name of registrant as specified in its charter)


                        Commission File Number - 0-15087


            NEVADA                                           93-0926999
(State of other Jurisdiction                            (IRS Employer ID No.)
        of Incorporation)

901 NORTH KANSAS AVE                                            52317
(Address of Principal Executive Offices)                     (Zip Code)


        Registrant's Telephone Number (including area code): 319-626-3600

Item 9.01.   Financial Statements and Exhibits

     Exhibit 99.1 - Heartland Express, Inc. press release dated July 19, 2007 with respect to the Company's financial results for the quarter ended June 30, 2007

Item 2.02.   Results of Operations and Financial Condition.

     On July 19, 2007, Heartland Express, Inc. announced its financial results for the quarter ended June 30, 2007. The press release is attached as Exhibit
99.1 to this Form 8-K and is incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

                                              HEARTLAND EXPRESS, INC.

Date: July 19, 2007                           BY:/s/John P. Cosaert
                                                 ------------------
                                              JOHN P. COSAERT
                                              Vice-President
                                              Finance and Treasurer

                                Exhibit No. 99.1

Thursday, July 19, 2007, For Immediate Release

Press Release

Heartland Express, Inc. Reports Revenues and Earnings for the Second Quarter of 2007.

CORALVILLE, IOWA - July 19, 2007 - Heartland Express, Inc. (Nasdaq: HTLD) announced today financial results for the quarter ended June 30, 2007. Operating revenues for the quarter increased 4.2% to $149.1 million from $143.1 million in the second quarter of 2006. Operating income for the quarter was negatively impacted by a $5.6 million decrease in gains on disposal of property and equipment. Therefore, net income decreased 19.9% to $19.8 million from $24.8 million in the 2006 period. Earnings per share were $0.20 compared to $0.25 for the second quarter of 2006.

For the six months ended June 30, 2007, operating revenues increased 5.2% to $292.5 from $278.1 during the same period in 2006. Operating income for the six month period was negatively impacted by a $3.0 million decrease in gains on disposal of property and equipment. Therefore, net income decreased 4.7% to $42.4 million from $44.5 million in the 2006 period. Earnings per share were $0.43 compared with $0.45 for the 2006 period.

For the quarter, Heartland Express, Inc. posted an operating ratio (operating expenses as a percentage of operating revenues) of 81.2% and a 13.3% net margin. The Company reported an operating ratio of 79.7% and a 14.5% net margin for the six months ended June 30, 2007. During the quarter, Heartland Express paid a special dividend of $2.00 per share in addition to its regular quarterly cash dividend of $0.02 per share. This dividend in the amount of $198.5 million was paid on May 31, 2007 to shareholders of record at the close of business on May 24, 2007. The Company has now paid cash dividends of $220.8 million over the past sixteen consecutive quarters. The Company ended the second quarter with cash, cash equivalents, and short-term investments of $172.8 million, a $158.5 million decrease from the $331.3 million reported on December 31, 2006 primarily due to the special dividend paid. The Company's balance sheet continues to be debt-free with total assets of $513.7 million.

The average age of the Company's tractor fleet was 1.6 years at June 30, 2007, while the average age of the its trailer fleet was 3.4 years. The Company took delivery of 165 new International tractors and 300 new Wabash trailers during the quarter.

The Company was recently recognized by Sears Holding Corporation as their 2006 Supplier of the Year, Federal Express Corporation as their 2006 Truckload Carrier of the Year, and Wal-mart Transportation LLC as 2006 Truckload Carrier of the Year. In addition, the Company is pleased to announce the completion of its Phoenix, Arizona operational and shop facility during the quarter. The facility will serve as the Company's base of operations for its Western United States transportation services. This past week the Company moved to its new corporate headquarters in North Liberty, Iowa. The new facility consolidates our corporate headquarters employees into one building and will accommodate future growth. A new shop facility adjacent to the corporate facility was completed and occupied prior to quarter end.

This press release may contain statements that might be considered as forward-looking statements or predictions of future operations. Such statements are based on management's belief or interpretation of information currently available. These statements and assumptions involve certain risks and uncertainties. Actual events may differ from these expectations as specified from time to time in filings with the Securities and Exchange Commission.

                        Contact: Heartland Express, Inc.
                             Mike Gerdin, President
                      John Cosaert, Chief Financial Officer
                                  319-626-3600

                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                       Three months ended                 Six months ended
                                                            June 30,                          June 30,

                                                      2007             2006             2007             2006
                                                 -------------    -------------    -------------    -------------

OPERATING REVENUE ............................   $ 149,103,425    $ 143,058,628    $ 292,532,451    $ 278,057,927
                                                 -------------    -------------    -------------    -------------

OPERATING EXPENSES:

   Salaries, wages, benefits .................   $  50,950,587    $  46,040,770    $  98,964,316    $  92,411,352

   Rent and purchased transportation .........       5,643,406        6,772,305       10,865,171       12,971,977

   Fuel ......................................      39,696,911       37,789,391       76,510,208       70,750,409

   Operations and maintenance ................       3,499,310        3,358,967        6,703,360        6,305,700

   Operating taxes and licenses ..............       2,338,260        2,203,726        4,618,618        4,270,893

   Insurance and claims ......................       5,687,899        4,835,933       11,277,730        8,922,782

   Communications and utilities ..............       1,013,024          943,092        1,868,942        1,895,431

   Depreciation ..............................      11,876,953       11,181,612       23,580,708       21,359,271

   Other operating expenses ..................       4,439,034        4,158,378        8,564,157        8,356,007

   Gain on disposal of
      property & equipment ...................      (4,111,910)      (9,724,303)      (9,778,152)     (12,783,540)
                                                 -------------    -------------    -------------    -------------

                                                   121,033,474      107,559,871      233,175,058      214,460,282
                                                 -------------    -------------    -------------    -------------

     Operating income ........................      28,069,951       35,498,757       59,357,393       63,597,645

   Interest income ...........................       2,905,704        2,906,972        6,221,768        5,412,919
                                                 -------------    -------------    -------------    -------------

   Income before income taxes ................      30,975,655       38,405,729       65,579,161       69,010,564

  Federal and state income taxes .............      11,134,509       13,634,068       23,184,714       24,498,752
                                                 -------------    -------------    -------------    -------------

   Net income ................................   $  19,841,146    $  24,771,661       42,394,447       44,511,812
                                                 =============    =============    =============    =============

   Earnings per share ........................   $        0.20    $        0.25    $        0.43    $        0.45
                                                 =============    =============    =============    =============

   Weighted average shares
   outstanding ...............................      98,251,889       98,428,589       98,251,889       98,428,589
                                                 =============    =============    =============    =============

   Dividends declared per share ..............   $        2.02    $        0.02    $        2.04    $        0.04
                                                 =============    =============    =============    =============




                             HEARTLAND EXPRESS, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                       June 30,    December 31,
ASSETS ..........................................        2007          2006
                                                    ------------   ------------
                                                     (unaudited)
CURRENT ASSETS

     Cash and cash equivalents ..................   $ 10,579,024   $  8,458,882
     Short-term investments .....................    162,240,604    322,829,306
     Trade receivables ..........................     48,741,950     43,499,482
     Prepaid tires ..............................      5,050,605      5,075,566
     Other prepaid expenses .....................      4,804,333      1,635,077
     Deferred income taxes ......................     29,712,000     29,177,000
                                                    ------------   ------------
                  Total current assets ..........   $261,128,516   $410,675,313
                                                    ------------   ------------

PROPERTY AND EQUIPMENT ..........................   $351,672,008    344,323,852
     Less accumulated depreciation ..............    109,607,867     96,293,111
                                                    ------------   ------------
                                                    $242,064,141   $248,030,741
                                                    ------------   ------------
OTHER ASSETS ....................................   $ 10,555,412   $ 10,363,658
                                                    ------------   ------------
                                                    $513,748,069   $669,069,712
                                                    ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable & accrued liabilities .....   $ 12,188,502     15,075,647
     Compensation & benefits ....................     14,655,037     15,028,378
     Income taxes payable .......................        470,127     21,418,610
     Insurance accruals .........................     58,986,754     56,651,853
     Other accruals .............................      8,269,890      8,248,415
                                                    ------------   ------------
             Total current liabilities ..........   $ 94,570,310    116,422,903
                                                    ------------   ------------

LONG-TERM LIABILITIES
     Income taxes payable .......................   $ 35,537,701           --
     Deferred income taxes ......................     51,391,000     57,623,000
                                                    ------------   ------------
                                                      86,928,701     57,623,000
                                                    ------------   ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Capital stock: common, $.01 par value;
     authorized 395,000,000 shares; issued and
     outstanding 98,251,889 .....................   $    982,519        982,519
     Additional paid-in capital .................        438,701        376,029
     Retained earnings ..........................    330,827,838    493,665,261
                                                    ------------   ------------
                                                    $332,249,058   $495,023,809
                                                    ------------   ------------
                                                    $513,748,069   $669,069,712
                                                    ============   ============


                                 END OF REPORT